As filed with the Securities and Exchange Commission on January 24, 2017

REGISTRATION NO. 333-215679

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIBERTY MEDIA CORPORATION
(Exact name of Registrant as specified in its charter)

12300 Liberty Boulevard Englewood, Colorado 80112
Delaware	(720) 875-5400	37-1699499
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Richard N. Baer, Esq.
Chief Legal Officer
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy To: Renee L. Wilm, Esq. Courtney S. York, Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112-4498 (212) 408-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-3 amends the Registration Statement on Form S-3 of Liberty Media Corporation (the “Company”) (Registration No. 333-215679) (the “Registration Statement”), which automatically became effective on January 24, 2017 (the “Effective Date”).

This Post-Effective Amendment No. 1 is being filed for the sole purpose of filing Exhibit 23.3: Consent of Ernst & Young LLP regarding the consent of Ernst & Young LLP to the inclusion of certain audited financial statements in the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the addition of such exhibit.

Item 16. Exhibits And Financial Statement Schedules.

(a) Exhibits. The following is a complete list of Exhibits filed as part of this Registration Statement.

Exhibit No.	Document

4.1

Form of Shareholders Agreement by and among Liberty Media Corporation and the shareholders listed on Schedule A thereto (incorporated by reference to Exhibit C to the Proxy Statement on Schedule 14A of Liberty Media Corporation, as filed on December 9, 2016).

4.2

Specimen certificate for shares of the Company’s Series C Liberty Formula One common stock, par value $.01 per share (incorporated by reference to Exhibit 4.7 to the Company’s Amendment No. 1 to Form 8-A (File No. 001-35707), as filed on January 24, 2017).

5.1*	Opinion of Baker Botts L.L.P. with respect to the validity of the shares of Series C Liberty Media common stock being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.3**	Consent of Ernst & Young LLP.

24.1*	Power of Attorney.

*           Previously filed

**    Filed herewith

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, state of Colorado, on January 24, 2017.

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Name	Title	Date

*
John C. Malone	Chairman of the Board and Director

*
Gregory B. Maffei	Chief Executive Officer (Principal Executive Officer), President and Director

*
Mark D. Carleton	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

*
Robert R. Bennett	Director

*
Brian Deevy	Director

*
M. Ian G. Gilchrist	Director

*
Evan D. Malone	Director

*
David E. Rapley	Director

*
Larry E. Romrell	Director

*
Andrea L. Wong	Director

*By:	/s/ Craig Troyer	January 24, 2017
Craig Troyer
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document

4.1

Form of Shareholders Agreement by and among Liberty Media Corporation and the shareholders listed on Schedule A thereto (incorporated by reference to Exhibit C to the Proxy Statement on Schedule 14A of Liberty Media Corporation, as filed on December 9, 2016).

4.2

Specimen certificate for shares of the Company’s Series C Liberty Formula One common stock, par value $.01 per share (incorporated by reference to Exhibit 4.7 to the Company’s Amendment No. 1 to Form 8-A (File No. 001-35707), as filed on January 24, 2017).

5.1*	Opinion of Baker Botts L.L.P. with respect to the validity of the shares of Series C Liberty Media common stock being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.3**	Consent of Ernst & Young LLP.

24.1*	Power of Attorney.

*      Previously filed

**   Filed herewith